UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 30, 2025, ContextLogic Inc. (the “Company”), notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), from The Nasdaq Global Market. The Company currently anticipates that it will file a Form 25 with the Securities and Exchange Commission (the “SEC”) relating to the delisting of its Common Stock on or about June 9, 2025, and anticipates that the delisting of its Common Stock from Nasdaq will become effective 10 days after the filing, unless otherwise directed by Nasdaq.

The Company anticipates that its Common Stock will be listed on the OTC Markets and commence trading on or about Tuesday, June 3, 2025 under the ticker symbol “LOGC”.

As previously announced, on March 28, 2025, the Company was notified by the Listing Qualifications Department (the “Staff”) of Nasdaq that the Staff believes the Company is a “public shell,” as that term is defined by Nasdaq under Nasdaq Listing Rule 5101, and therefore subject to delisting unless the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel” and the notification from the Staff, (the “Notification”)). The Company disagreed with the Staff’s conclusion and timely requested a hearing before the Panel on April 1, 2025.

The hearing was held on May 8, 2025 at which the Company presented a comprehensive overview of its business and, more specifically, the Company’s efforts to maximize the value of its assets, including opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value, and the Company requested the continued listing of its securities on Nasdaq.

After careful consideration, the Company’s Board of Directors (the “Board”) has unanimously determined it is in the overall best interests of the Company to delist its Common Stock from Nasdaq.

The decision was influenced by several factors, including the Company’s evaluation of its ability to continue maximizing the value of its assets while also considering the advantages of remaining listed on Nasdaq versus the regulatory requirements, the time management must dedicate to compliance and reporting, and the costs involved in maintaining the listing. The Company’s strategy, its operations, and its ability to grow its business will not change as a result of the listing transfer to the OTC Markets. The Company believes that the transition to the OTC Markets will save expenses and should allow for a continued orderly trading market for its Common Stock.

A copy of the press release announcing the Company’s voluntary intention to delist its Common Stock from Nasdaq is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to the expected timing and process for delisting the Common Stock from Nasdaq and listing on the OTC Markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this Current Report on Form 8-K speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by ContextLogic Inc. on May 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ContextLogic Inc.

Date:	May 30, 2025	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer